UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 23, 2011

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

Fifth Amendment to Loan Agreement

On September 23, 2011, Advanced Photonix, Inc. (the “Company”) executed a Fifth Amendment to the loan agreement (the “Fifth Amendment”), effective as of September 23, 2011, which amended that certain loan agreement, dated September 25, 2008 (as amended on May 29, 2009, June 25, 2010, August 27, 2010 and November 30, 2010 and from time to time, the “Loan Agreement”), between the Company and The PrivateBank and Trust Company (the “Bank”).

Among other things, the Fifth Amendment (1) amends the definition of “Base Net Worth” to provide that Base Net Worth will initially be set at $16.2 million dollars; (2) amends the definition of “Borrowing Base Amount” to increase the potential availability of borrowings under the Line of Credit (as defined in the Loan Agreement); (3) amends the definition of “Net Worth” to permit the Company to add back certain non-cash goodwill or intangible asset impairment charges when calculating “Net Worth”; (4) decreases the amount of the Term Loan (as defined in the Loan Agreement) to $1.0 million; and (5) requires the Company to maintain (i) a minimum Debt Service Coverage Ratio (as defined in the Loan Agreement) of 1.10:1.00 (through September 30, 2013) and 1.20:1.00 (December 31, 2013 and thereafter), (ii) Adjusted EBITDA (as defined in the Loan Agreement) of not less than $1,500,000 on a trailing twelve month basis, and (iii) a minimum Net Worth (as defined in the Loan Agreement) of not less than the Base Net Worth.

Amendment of Term Loan and Line of Credit Promissory Notes

As a condition to the effectiveness to the Fifth Amendment, on September 23, 2011, the Company and the Bank (i) amended and restated the term loan promissory note executed in connection with the Loan Agreement (as amended and restated, the “Amended Term Loan Note”) to, among other things, reduce the principal from $1,735,716.61 to $1,000,000, extend the maturity date to October 1, 2015, and decrease the Applicable Margin (as defined in the Amended Term Loan Note) to 0.5%; and (ii) amended the line of credit promissory note executed in connection with the Loan Agreement (as amended, the “Amended Line of Credit Note”) to extend the maturity to September 25, 2014, and decrease the Applicable Margin (as defined in the Amended Line of Credit Note) to 0.5%

The description of the Fifth Amendment, the Amended Term Loan Note and the Amended Line of Credit Note are qualified in their entirety by reference to the copies of the agreements filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, which are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit
10.1	Fifth Amendment dated September 23, 2011 to the Loan Agreement between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

10.2	Amendment dated September 23, 2011 to the Promissory Note (Term Loan – Prime) by Advanced Photonix, Inc. executed in favor of The PrivateBank and Trust Company.

10.3	Amendment dated September 23, 2011 to the Promissory Note (Line of Credit – Prime) by Advanced Photonix, Inc. executed in favor of The PrivateBank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

	By:	/s/ Richard D. Kurtz
Richard Kurtz, Chief Executive Officer

Dated: September 23, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Fifth Amendment dated September 23, 2011 to the Loan Agreement between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

10.2	Amendment dated September 23, 2011 to the Promissory Note (Term Loan – Prime) by Advanced Photonix, Inc. executed in favor of The PrivateBank and Trust Company.

10.3	Amendment dated September 23, 2011 to the Promissory Note (Line of Credit – Prime) by Advanced Photonix, Inc. executed in favor of The PrivateBank and Trust Company.